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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2007
GLOBAL LOGISTICS ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

330 Madison Avenue, 6th Floor, New York, New York		10017

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (646) 495-5155
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, GLOBAL LOGISTICS ACQUISITION CORPORATION (“GLAC”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING GLAC SECURITIES, REGARDING ITS ACQUISITION OF ALL THE OUTSTANDING EQUITY OF THE CLARK GROUP, INC. (“CLARK”), AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.
BB&T CAPITAL MARKETS (“BBT”), REPRESENTATIVE OF THE UNDERWRITERS OF GLAC’S INITIAL PUBLIC OFFERING (“IPO”) CONSUMMATED IN FEBRUARY 2006, IS ASSISTING GLAC IN THESE EFFORTS, WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET EXPENSES. GLAC, CLARK AND BBT AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICIATION OF PROXIES FOR THE SPECIAL MEETING OF GLAC STOCKHOLDERS TO BE HELD TO APPROVE THE ACQUISITION.
STOCKHOLDERS OF GLAC AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, GLAC’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH GLAC’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ GLAC’S FINAL PROSPECTUS, DATED FEBRUARY 15, 2006, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE GLAC OFFICERS AND DIRECTORS AND OF BBT AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: GLOBAL LOGISTICS ACQUISITION CORPORATION, 330 MADISON AVENUE, 6TH FLOOR, NEW YORK, NEW YORK 10017. THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, MAY ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

Item 1.01 Entry into a Material Definitive Agreement.
General; Structure of Acquisition
On May 18, 2007, Global Logistics Acquisition Corporation (“GLAC”) entered into a Stock Purchase Agreement (“Purchase Agreement”) with The Clark Group, Inc. (“Clark”) and Clark’s stockholders providing for the purchase by GLAC of all of Clark’s outstanding capital stock.
Clark is a leading provider of mission-critical supply chain solutions to the print media industry.
The acquisition is expected to be consummated in the third quarter of 2007, after the required approval by the stockholders of GLAC and the fulfillment of certain other conditions, as discussed herein.
Acquisition Consideration
Pursuant to the Purchase Agreement, GLAC will pay Clark’s stockholders $75,000,000 for Clark’s outstanding capital stock at the closing. Of the purchase price, approximately $2,500,000 will be paid to two stockholders in shares of GLAC’s common stock (320,276 shares valued at $7.72 per share) with the remaining balance to be paid in cash. The purchase price is subject to increase or decrease to the extent that Clark’s working capital (adjusted as defined in the Purchase Agreement) at closing exceeds (is less negative) or is less than (is more negative) a targeted working capital of negative $1,588,462 and also if the average of the working capital on the last day of the month for the twelve months ending March 31, 2008 is higher (less negative) than that amount.
GLAC engaged Capitalink, L.C., an investment banking firm that regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions and other purposes, to render to GLAC’s board of directors its opinion on the fairness to GLAC stockholders of the consideration to be paid by GLAC to Clark and on the fair market value of Clark. Capitalink delivered its written opinion to GLAC on May 18, 2007, which stated that, as of such date, and based upon and subject to the assumptions made, matters considered and limitations on its review as set forth in the opinion, (i) the consideration to be paid by GLAC in the acquisition is fair to GLAC’s stockholders from a financial point of view and (ii) the fair market value of Clark is at least equal to 80% of GLAC’s net assets.
Representations and Warranties
The Purchase Agreement contains representations and warranties of each of Clark and GLAC relating to, among other things, (a) proper organization and similar limited liability company and corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the Purchase Agreement, (d) licenses and permits, (e) taxes, (f) financial information and absence of undisclosed liabilities, (g) holding of leases and ownership of real property and other properties, including intellectual property, (h) accounts receivable, (i) contracts, (j) title to, and condition of, properties and environmental condition thereof, (k) absence of certain changes, (l) employee matters, (m) compliance with laws, (n) litigation and (o) regulatory matters.

Covenants
GLAC and Clark have each agreed to take such actions as are necessary, proper or advisable to consummate the acquisition. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.
The Purchase Agreement also contains additional covenants of the parties, including covenants providing for:
(i)	The parties to use commercially reasonable efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Purchase Agreement;

(ii)	The protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

(iii)	GLAC to prepare and file a proxy statement to solicit proxies from the GLAC stockholders to vote on proposals regarding the approval of the acquisition, the change of GLAC’s name to a name selected by GLAC, an amendment to GLAC’s certificate of incorporation deleting certain portions of Article Sixth thereof (relating to certain matters that will no longer be applicable after the acquisition) and the adoption of an incentive equity plan providing for the granting of options and other stock-based awards;

(iv)	Clark to waive its rights to make claims against GLAC to collect from the trust fund for any monies that may be owed to them by GLAC;

(v)	Clark to have no indebtedness for borrowed money, capital leases or otherwise at the closing;

(vi)	Clark to provide monthly financial information to GLAC through the closing;

(vii)	Clark’s stockholders and their affiliates not to compete with Clark or to solicit employees or customers during the six-year period following the closing; and

(viii)	GLAC to reimburse Clark for fees of Clark’s auditors in connection with services relating to Clark financial information that will be included in the proxy statement.
Employment Agreements
In connection with the transaction, Clark has entered into employment agreements with two of Clark’s officers, to be effective upon the closing of the acquisition. The employment agreement with Timothy Teagan, Clark’s current Chief Operating Officer, provides for him to be employed as President and Chief Executive Officer of Clark upon consummation of the acquisition. The employment agreement with John Barry, provides for him to continue as Chief Operating Officer of Clark Worldwide Transportation upon consummation of the acquisition.

Conditions to Closing
General Conditions
Consummation of the transactions is conditioned on (i) the GLAC stockholders, at a meeting called for these purposes, approving the acquisition and (ii) the holders of fewer than 20% of the Public Shares voting against the acquisition and exercising their right to convert their Public Shares into a pro-rata portion of the trust fund, calculated as of two business days prior to the anticipated consummation of the acquisition.
The approval of the acquisition will require the affirmative vote of the holders of a majority of the Public Shares present in person or represented by proxy and entitled to vote at the special meeting. The holders of the GLAC common stock issued prior to its IPO, including the current officers and directors of GLAC, have agreed to vote such shares in the matter of the approval of the acquisition to the same effect as the majority of the Public Shares are voted.
The approval of the GLAC name change and the amendment of Article Sixth of GLAC’s certificate of incorporation will require the affirmative vote of the holders of a majority of the outstanding common stock of GLAC. The approval of the long-term incentive plan will require the affirmative vote of a majority of the outstanding GLAC common stock present in person or by proxy at the stockholder meeting. None of these approvals is a condition to the consummation of the acquisition.
In addition, the consummation of the transactions contemplated by the Purchase Agreement is conditioned upon, among other things, (i) no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions, (ii) the execution by and delivery to each party of each of the various transaction documents, (iii) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Purchase Agreement have been materially complied with by each party, (iv) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings, and (v) GLAC’s common stock being listed for trading on the American Stock Exchange or Nasdaq or quoted on the OTC Bulletin Board.
Clark’s Conditions to Closing
The obligations of Clark to consummate the transactions contemplated by the Purchase Agreement also are conditioned upon, among other things, there being no material adverse change in the business of GLAC since the date of the Purchase Agreement.
GLAC’s Conditions to Closing
The obligations of GLAC to consummate the transactions contemplated by the Purchase Agreement also are conditioned upon each of the following, among other things:
(i)	At the closing, there shall have been no material adverse change in the assets, liabilities or financial condition of Clark, its subsidiaries or their businesses since the date of the Purchase Agreement; and

(ii)	The employment agreements between Clark and, separately, Timothy Teagan and John Barry, shall be in full force and effect and Messrs. Teagan and Barry shall be ready, willing and able to serve in their designated capacities.
Indemnification and Escrow Provisions
To provide a fund for payment to GLAC with respect to its post-closing rights to indemnification under the Purchase Agreement for breaches of representations and warranties and covenants by Clark and liabilities not assumed by GLAC, there will be placed in escrow (with an independent escrow agent) $7,500,000 of the purchase price payable at closing (“Escrow Fund”). Claims for indemnification may be asserted by GLAC once its damages exceed $375,000 and will be reimbursable to the extent damages exceed such amount, except that claims made with respect to certain specified representations and warranties and certain excluded liabilities will not be subject to such deductible. One-third of the monies in escrow will be released to the stockholders six months after the closing, another third will be released twelve months after the closing and the balance will be released eighteen months after the closing, calculated after deduction of amounts paid or reserved for payment under the indemnification provisions. However, notwithstanding such release from escrow, the stockholders shall continue to be responsible to pay GLAC, but not in excess of an amount equal to the funds so released, for established indemnification claims resulting from breaches of specified representations of Clark and made prior to the expiration of the thirtieth day after the respective statutes of limitations applicable to the subject matter of such representations.
Clark’s stockholders will also place $500,000 in escrow to provide a fund to pay GLAC the amount, if any, by which the average of the working capital on the last day of the month for the twelve months ending March 31, 2008 is higher (less negative) than negative $1,588,462. Any balance of such escrow not used to pay GLAC will be returned to Clark’s stockholders.
Clark’s stockholders will also place a further $1,000,000 in escrow to provide a fund to reimburse Clark and GLAC for expenses incurred in connection with discontinuing Clark’s present operations in the United Kingdom.
Termination
The Purchase Agreement may be terminated at any time, but not later than the closing, as follows:
(i)	By mutual written consent of GLAC and the Clark stockholders (acting through their representative);

(ii)	By either GLAC or the representative of the Clark stockholders if the acquisition is not consummated on or before September 30, 2007;

(iii)	By either GLAC or the representative of the Clark stockholders if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the acquisition, which order, decree, judgment, ruling or other action is final and nonappealable;

(iv)	By either GLAC or the representative of the Clark stockholders if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

(v)	By either GLAC or the representative of the Clark stockholders if, at the GLAC stockholder meeting, the acquisition shall fail to be approved by the affirmative vote of the holders of the Public Shares or the holders of 20% or more of the Public Shares exercise conversion rights; and

(vi)	By the representative of the Clark stockholders if GLAC’s board of directors fails to include a recommendation to GLAC’s stockholders in the proxy statement to approve the transactions contemplated by the Purchase Agreement or withdraws or modifies (in a manner adverse to Clark or its stockholders) such recommendation.
Financial Information
The unaudited financial information included in Exhibit 99.2 to this Report was prepared by Clark, as a private company, and was derived from financial statements prepared in accordance with United States generally accepted accounting principles. Such financial information does not conform with SEC Regulation S-X. Accordingly, such historical information will be adjusted and presented differently in GLAC’s proxy statement to solicit stockholder approval of the acquisition. GLAC is filing the attached financial information (Exhibit 99.2 to this Form 8-K) as Regulation FD Disclosure material.
Investor Presentation
GLAC is filing the attached investor presentation (Exhibit 99.3 to this Form 8-K) as Regulation FD Disclosure material.
Press Release
GLAC is filing the attached press release (Exhibit 99.1 to this Form 8-K) as Regulation FD Disclosure material.
Item 7.01 Regulation FD Disclosure.
The Clark Group and its Business
Overview
Headquartered in Trenton, NJ, The Clark Group is a leading provider of mission-critical supply chain solutions to the print media industry. Domestically, Clark is the largest independent provider of domestic newsstand magazine distribution services in North America, offering value-added distribution, transportation management and consulting services. Internationally, Clark is the largest consolidator of US magazines for export, and also offers other print media-related import/export services. In both domestic and international segments, Clark maintains no print media inventory and relies almost exclusively on third-party or leased assets for transportation (ground, air and ocean), thereby maximizing the variability of its expense structure, minimizing capital expenditures and providing financial returns that are comparable to the best publicly-traded non-asset based companies.

Services
Clark Distribution Systems (CDS)
With approximately 30% market share by volume, CDS is the largest independent provider of newsstand magazine distribution services in North America, and has played an integral role in magazine distribution chains for over 20 years. In any given week, CDS ensures the prompt and accurate delivery of over 35 million magazines from over 90 print locations to wholesalers across North America. Its customer base ranges from printers/publishers of popular, large circulation weeklies and monthlies, such as IN TOUCH, WOMAN’S WORLD and FAMILY CIRCLE, to those of smaller, monthly newsstand publications, such as PREVENTION and SCIENTIFIC AMERICAN. As the only independent (not affiliated with a printer) provider of newsstand distribution services in North America, CDS enjoys an enviable market position.
CDS serves as a critical link between magazine printers/publishers and wholesalers, whose responsibilities include distributing magazines to retailers for public consumption. In this role, CDS is responsible for all aspects of distribution including shipment pickup, consolidation and final delivery to wholesalers. Consolidation activities are performed within CDS’ three distribution centers strategically located in proximity to printing hubs and wholesalers. CDS also provides quality control services, ensuring that shipments are delivered to wholesalers within set time frames and in “rack ready” condition. In addition, Clark will provide consulting services to assist customers in optimizing their production and distribution chains.
One of the biggest challenges printers/publishers face, and the largest value-added component for CDS, is managing complex distribution chains in a highly time-sensitive environment. With the vast majority of weekly magazines expected to be on retail racks within 72 hours of rolling off the press, distribution systems must operate at highly efficient levels with minimal margin for error. Additionally, most printing is completed in a few regional locations yet must be delivered to thousands of retail stands across the nation, virtually simultaneously. The aforementioned tasks are almost always too cumbersome for most printers/publishers to exclusively handle in-house, especially in a cost-efficient manner.
Accounting for approximately 95% of all transportation moves, third-party transportation providers play an integral roll in CDS’ operating model. Without the overhang of an in-house transportation division CDS avoids headaches associated with running a trucking company (asset utilization, driver recruitment/retention, government/environmental regulations, etc.). It also allows CDS to tailor fit each transportation movement with customers’ specific demands. With a third-party carrier base of over 170, CDS can ensure that its customers receive the appropriate balance between service levels and transportation cost that each circumstance requires.
However, in some instances (5% of transportation moves), CDS utilizes the services of its sister company, Highway Distribution Systems (HDS). Typically, HDS trucks are utilized in high density moves with regular shipping patterns and above normal service requirements. As a result, Clark is able to capture the margin on highly predictable and controlled transportation moves.

Highway Distribution Systems, Inc. and Evergreen Express Lines, Inc.
Highway Distribution Systems and Evergreen Express Lines, together referred to as HDS, provide ground-based transportation services to the print media industry. HDS is a specialized transportation company that resembles a hybrid of a regional less-than-truckload (LTL) carrier and a dedicated truckload carrier. However, unlike a traditional LTL carrier, HDS does not rely heavily on the industrial segment of the economy. Rather, HDS offers a more value-added service offering to the print and specialized media industry, as opposed to a commoditized LTL service. This niche focus makes HDS’ business highly predictable and a natural fit with its sister company, Clark Distribution Services.
HDS’ core business is providing traditional “break-up” services for printers and publishers in regions surrounding its three terminals. The break-up service is similar to a regional LTL service, where freight is picked up from a customer, transported to one of the HDS terminals, pooled with other shipments headed in similar proximities and sent to final destinations. Through its terminals in York, PA, Kansas City, MO and Dallas, TX, HDS provides break-up services in selected lanes throughout New England and the Northeast, Mid-Atlantic, Midwest, Rocky Mountain and South-Central regions of the US. HDS also operates a terminal in Amarillo, TX that provides a consolidation and transportation service for returns to suppliers. Approximately 65% of HDS’ transportation is handled by its fleet of 49 company-leased trucks and 98 company-owned trailers and the remaining 35% is handled by a network of over 50 third parties.
In a typical transaction, HDS is contracted to transport shipments for either a printer or publisher to a final destination or distribution location (such as a wholesaler, retailer, newspaper, or postal facility). Like in CDS’ model, density is the major driving force to choosing a shipment route. In low density situations, HDS will pickup a customer’s shipments, transport them to one of its four terminals and pool them with other customers shipments headed in similar proximities. Once a full truckload has been pooled, an HDS truck will transport it to the final destination(s). In high density situations, HDS will transport shipments directly from the pickup point to final destination (commonly known as a truckload shipment).
To complement its break-up network, HDS also offers full truckload services outside of its break-up service areas. Most of these services are provided on a quasi-dedicated basis, in which HDS trucks regularly service the same business in the same lanes. This predictable and consistent business creates high density and profitability levels and is attractive work for drivers.
Clark Worldwide, Inc. (CWT)
Clark Worldwide offers consolidation and import/export services to print media publishers, distributors and to their respective import partners worldwide. Handling roughly 75% of forwarder shipped exported monthly magazines, CWT is the largest consolidator and forwarder of domestic magazines for worldwide distribution. CWT also enjoys an approximate 7% market share of the US book export market. As a non-asset based freight forwarder, CWT utilizes third-party carriers (air, ocean and ground) to transport over 80 million domestic magazines and books annually. Its consolidation and import/export transportation service offering covers most of the economically developed and populated overseas markets, offering its customers a one-stop shop for its international transportation needs.

Much like an international freight forwarder, CWT’s primary functions are the consolidation and coordination of international freight shipments. Consolidation activities take place at one of its three distribution centers strategically located near international freight gateways (Wayne, NJ, Wilmington, CA, and Laredo, TX). CWT relies on a group of 50 air, ocean and ground freight carriers for transportation, with approximately 75% of its shipments traveling via ocean carriers, 15% via air carriers and 10% via trucks to Mexico.
In a typical transaction, CWT is hired by an export distributor or directly by the publisher to facilitate the transportation of its product to a foreign distributor or wholesaler. The customer is responsible for transporting the shipment to a CWT distribution center. At the distribution center, CWT employees pool the customer’s shipments with other shipments headed to similar locations. Once load space has been maximized, CWT arranges for the international movement of the consolidated load. By utilizing the aggregate shipment pool of its entire customer base, CWT can achieve lower transportation rates and greater frequency of shipment than its customers could typically garner themselves.
CWT’s geographic footprint encompasses the majority of the economically developed and English-speaking overseas markets.
Sales and Marketing
CDS Customers. CDS’ customer base is comprised of roughly 150 publishers and printers located across North America. One of CDS’ more remarkable characteristics is the high level of loyalty within its core customers as evidenced by the fact that the average tenure of its top 10 customers is 13 years.
HDS Customers. Like its sister company, CDS, HDS enjoys a highly loyal customer base. Its top five customers after CDS have been customers, on average for 20 years. Magazine printer/publishers comprised 80% of 2006 revenue, with movie distribution accounting for 5% and general freight 15%. General freight is typically only hauled in backhaul situations.
CWT Customers. CWT has a customer base of roughly 400. Approximately 70% of CWT’s revenue is generated from shipping magazines and 30% from the shipment of books. Over 40% of gross revenue is invoiced to US magazine and book publishers, distributors and printers, and nearly 60% is invoiced to overseas magazine and book importers.
Competition
CDS Competition. CDS is the only independent logistics provider of newsstand magazine distribution. The other providers of this service are the in-house distribution arms of major printers, such as R.R. Donnelley, Quad Graphics and Quebecor World. CDS enjoys strong working relationships with the printing community, many of which are large customers of the Company. Barriers of entry are high, primarily due to the relatively small size of the market, the importance of customer relationships, and the large level of critical mass necessary to operate profitably.
HDS Competition. As a niche provider of transportation services to media customers, HDS’ competitive landscape is relatively small and regionalized. In each of HDS’ service areas, there are a handful of specialized competitors, none with a material market share. On a smaller scale, HDS competes with traditional ground-based transportation providers, typically in backhaul lanes where it is transporting general freight.

CWT Competition. With approximately 75% market share, CWT is by far the largest player in the domestic magazine export market. It is also a major player in the export of domestic books, with roughly 7% market share. Its major competitors include a handful of other specialized book and magazine importers/exporters and, on a smaller scale, large freight forwarders of general goods.
Government Regulation
Clark is subject to licensing and regulation as a transportation broker and freight forwarder and is licensed by the U.S. Department of Transportation (“DOT”) to arrange for the transportation of property by motor vehicle. The DOT prescribes qualifications for acting in this capacity, including certain surety bonding requirements. Under certain circumstances, one of Clark’s subsidiary companies provides motor carrier transportation services that require registration with the DOT and compliance with certain economic regulations administered by the DOT, including a requirement to maintain insurance coverage in minimum prescribed amounts. Clark is also subject to regulation by the Federal Maritime Commission as an ocean freight forwarder for which Clark maintains a separate bond and license. Clark operates as an indirect air cargo carrier subject to regulation by the DOT Federal Aviation Administration (F.A.A.) and by the U.S. Department of Homeland Security’s Transport Security Administration (T.S.A.).
Although Congress enacted legislation in 1994 that substantially preempts the authority of states to exercise economic regulation of motor carriers and brokers of freight, some shipments for which Clark arranges transportation may be subject to licensing, registration or permit requirements. Clark generally relies on the carrier transporting the shipment to ensure compliance with these types of requirements. Clark, along with the carriers that it relies on in arranging transportation services for its customers, are also subject to a variety of federal and state safety and environmental regulations. Although compliance with the regulations governing licensees in these areas has not had a materially adverse effect on Clark’s operations or financial condition in the past, there can be no assurance that such regulations or changes thereto will not adversely impact our operations in the future. Violation of these regulations could also subject Clark to fines as well as increased claims liability.
Employees
As of March 15, 2007, Clark had 327 employees, with nine Executives, seven employees in IT Systems, five employees in Accounting/Finance, five employees in Sales, three employees in Human Resources, 15 employees in Operations Management, 46 employees in Operations, 52 employees in Clerical, 125 Warehouse Hourly employees, and 60 Drivers. Clark believes that its future success will depend in part on its continued ability to attract, hire and retain qualified personnel. None of its employees are represented by a labor union, and Clark believes that employee relations are good.
Property and Principal Executive Office
Clarks’ principal executive office is located in Trenton, NJ. This is the only real property owned by Clark. Clark leases approximately 403,872 square feet at 10 facilities located in the United States.

Legal Proceedings
Clark is subject to legal proceedings that arise in the ordinary course of its business and maintains liability insurance against certain risks arising out of the normal course of its business. Clark has accruals for certain legal exposures. In the opinion of management, the aggregate liability, if any, with respect to these actions will not materially adversely affect its financial position, results of operations or cash flows.
Management
David Gillis (63), has been President and Chief Operating Officer of The Clark Group, Inc. since 1984. Immediately prior to that time he served as Clark’s Executive Vice-President and President of several of its subsidiary companies. Until 1998, in addition to executive operating functions, Mr. Gillis handled specific sales and customer responsibilities for several of the Clark companies. Mr. Gillis negotiated several of the company’s acquisitions in the 1980’s and early 1990’s, and was responsible for their integration. In 1982 he was elected President of the National Magazine and Film Carriers Conference, an industry trade group. He held that position through 1986. Mr. Gillis holds a B.A. degree from American University.
Timothy Teagan (56), has been employed by one of the several Clark Group, Inc subsidiaries since 1972. He started his career with Clark as a management and sales trainee in Chicago, working in its then exhibit and theatrical transportation division. His Executive responsibilities since that time have included managing motion picture film warehouses, operating trucking fleets, starting and growing non-asset based freight forwarders. Mr. Teagan has been President of Clark Distribution Systems, Inc. since its inception in 1984. Shortly thereafter, Mr. Teagan was named President of Highway Distribution Systems, Inc. and Evergreen Express Lines, Inc. Mr. Teagan earned a B.S. degree from Eastern Michigan University.
John Barry (49), has been President of Clark Worldwide Transportation, Inc. since 1995, after serving as Executive Vice President from 1991 to 1995. He joined Clark Worldwide as Vice President in November 1987. Prior to joining Clark, he was Director of International Sales at Curtis Circulation Company — responsible for export circulation of several hundred American magazines to over 70 countries. He started his business career in 1981 at Doubleday Publishing Company, during which time he held various positions in both the book and magazine units of Doubleday’s Feffer & Simons, Inc. export representation subsidiary. Mr. Barry earned a B.S. in Management from Long Island University in 1981.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits:

Exhibit	Description
10.1	Stock Purchase Agreement dated as of May 18, 2007 among Global Logistics Acquisition Corp., The Clark Group, Inc. and the stockholders of The Clark Group, Inc.

10.2	Form of Escrow Agreement among Global Logistics Acquisition Corp., the Stockholders of The Clark Group, Inc., Charles C. Anderson, Jr. and, in his absence, Jay Maier, as Representative, and Continental Stock Transfer & Trust Company, as Escrow Agent.

10.3	Form of Employment Agreement between The Clark Group, Inc. and Timothy Teagan.

10.4	Form of Employment Agreement between The Clark Group, Inc. and John Barry.

99.1	Press release of Global Logistics Acquisition Corporation dated May 18, 2007.

99.2	Certain unaudited condensed financial statements of The Clark Group, Inc.

99.3	Investor Presentation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 18, 2007

GLOBAL LOGISTICS ACQUISITION CORPORATION
By:	/s/ Gregory E. Burns
Name:	Gregory E. Burns
Title:	President and Chief Executive Officer